                              Consulting Agreement

THIS AGREEMENT made as of April 4, 2003

                           RRUN Ventures Network Inc., of
                           62 W 8th Avenue, 4th Floor,
                           Vancouver, BC,
                           CANADA  V5Y 1M7
                           (the "Principal" or "The Company")
B E T W E E N:
                           Phil Fox, of
                           200 North Swall Drive
                           Suite # 358
                           Beverly Hills, CA 90211
                           (the "Consultant")

IN CONSIDERATION OF the mutual covenants, terms and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.       Services. The Consultant shall, during the Term (as defined in Schedule
A below) provide the services defined as Business Consulting, Acquisition and negotiation consulting services (the "Services") to the Company and its subsidiaries.

2.       Compensation. The Principal shall pay to the Consultant the sum of
US$3,500/month during the Term or 8,400,000 common shares of the Principal's stock for providing Services under this Agreement whether at the Principal's premises or elsewhere. The Principal retains the right to elect either method of compensation and the right to pay in part with either forms of payment. If the
Principal elects to compensate the Consultant with common shares it agrees to advance the minimum of 4 months of stock compensation for the Consultant. Such stock shall be registered with the SEC on a Form S-8 Registration Statement within 90 days from the date of the election by the Principal. The Principal may, at anytime, increase the compensation upon satisfactory evaluation. The
Principal shall reimburse the Consultant for all reasonable expenses authorized in advance by the Principal and incurred in connection with this Agreement. The
Consultant shall submit invoice to the Principal for its compensation and related expenses during the term (as defined below).

3.       Term. This Agreement shall commence on April 4, 2003 and shall remain in effect for 12 months (the "Term"). Upon expiry of this agreement, it may be reviewed and extended for additional 90 day periods for up to a total of one year (all subsequent extensions of terms and compensation will be attached to this original agreement by addendum). Notwithstanding the foregoing, this
Agreement may be terminated at any time at the option of the principal or with
30 days notice by the Consultant, upon the failure of the other party to comply with the covenants, terms and agreements of this Agreement and upon notice of such failure to such other party.

Upon any termination of this Agreement, the Consultant shall deliver to the
Principal all written or descriptive matter which has been developed, maintained or copied by the Consultant in furtherance of this Agreement, or which may contain Confidential Information (as defined below), including, but not limited to drawings, files, lists, plans, blueprints, papers, documents, tapes or any other such media. The Consultant shall secure all such written or descriptive matter in locked files at all times to prevent their loss or unauthorized disclosure, and to segregate Confidential Information at all times from the material of others. In the event of loss or destruction of any such written or descriptive matter, the Consultant shall promptly notify the Principal of the particulars of the same in writing.

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4.       Performance. During the term of this Agreement, the Consultant shall devote sufficient time, attention, and ability to the business of the Company, and to any subsidiary, affiliate or successor company, as is reasonably necessary for the proper performance of the Services pursuant to this Agreement.
Nothing contained herein shall be deemed to require the Consultant to devote his exclusive time, attention and ability to the business of the Company. During the term of this Agreement, the Consultant shall, and shall cause each of his agents assigned to performance of the Services on behalf of the Consultant, to:

          a         at all times perform the Services faithfully, diligently, to the best of his abilities and in the best interests of the Company;

          b         devote such of his time, labor and attention to the business of the Company as is necessary for the proper performance of the Services hereunder.

5.       Confidential Information.
(a)      For the purposes of this Agreement, the term "Confidential Information"
means all information disclosed to, or acquired by, the Consultant, its employees or agents in connection with, and during the term of this Agreement which relates to the Principal's past, present and future research, developments, systems, operations and business activities, including, without limiting the generality of the foregoing:
                  (i)      all items and documents prepared for, or submitted
                  to, the Principal in connection
                  with this Agreement, and
                  (ii)     all information specifically designated by the
                  Principal as confidential; but shall not include any
                  information which was known to the Consultant, its employees or agents prior to the date hereof, or which was publicly
                  disclosed otherwise than by breach of this Agreement.
(b)      The Consultant acknowledges that pursuant to the performance of its obligations under this Agreement, it may acquire Confidential Information. The
Consultant covenants and agrees, during the Term and following any termination of this Agreement, to hold and maintain all Confidential Information in trust and confidence for the Principal and not to use Confidential Information other than for the benefit of the Principal. Except as authorized in writing by the
Principal, the Consultant covenants and agrees not to disclose any Confidential
Information, by publication or otherwise, to any person other than those persons whose services are contemplated for the purposes of carrying out this Agreement, provided that such persons agree in writing to be bound by, and comply with the provisions of this paragraph. The Consultant shall obtain similar covenants and agreements to those contained in this paragraph for the benefit of the Principal from each of its employees or agents who are, or may be, exposed to Confidential
Information.

6.       Notices. All notices, requests, demands or other communications required by this Agreement or desired to be given or made by either of the parties to the other hereto shall be given or made by personal delivery or by mailing the same in a sealed envelope, postage prepaid, registered mail, return receipt requested, and addressed to the parties at their respective addresses set forth above or to such other address as may, from time to time, be designated by notice given in the manner provided in this paragraph. Any notice or communication mailed as aforesaid shall be deemed to have been given and received on the third business day next following the date of its mailing. Any notice or writing delivered to a party hereto shall be deemed to have it been given and received on the day it is delivered, provided that if such day is not a business day, then the notice or communication shall be deemed to have been given and received on the business day next following such date.

7.       Entire Agreement. This Agreement sets forth the entire Agreement between the parties hereto in connection with the subject matter hereof. No alteration, amendment or qualification of this Agreement shall be valid unless it is in writing and is executed by both of the parties hereto.

8.       Severability. If any paragraph of this Agreement or any portion thereof is determined to be unenforceable or invalid by the decision of any court by competent jurisdiction, which determination is not appealed or appealable, for any reason whatsoever, such unenforceability or invalidity shall not invalidate the whole Agreement, but the Agreement shall be construed as if it did not contain the particular provision held to be invalid and the rights and obligations of the parties shall be construed and enforced accordingly.

9.       Further Assurances. The parties hereto covenant and agree that each shall and will, upon reasonable request of the other, make, do, execute or cause to be made, done or executed, all such further and other lawful acts, deeds, things, devices and assurances whatsoever for the better or more perfect and absolute performance of the terms and conditions of the this Agreement.

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10.      Successors and Assigns. The Consultant shall not assign this Agreement or any interest herein or subcontract the performance of any Services without the prior written consent of the Client. This Agreement may be assigned by the
Client without the Consultant's consent and the Assignee shall have the rights and obligations of the Client. This Agreement shall enure to the benefit of and be binding on the heirs, executors, administrators, successors and permitted assigns of the parties hereto.

11.      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia.

12.      Relationship. The Consultant shall perform the Services as an independent contractor. Nothing contained in this Agreement shall be deemed to create any association, partnership, joint venture, or relationship of Client and agent or employer and employee between the parties hereto or to provide either party with the right, power or authority, whether express or implied, to create any such duty or obligation on behalf of the other party. The Consultant also agrees that it will not hold itself out as an affiliate of or partner, joint venturer, co-Client or co-employer with the Client, by reason of the
Agreement and that the Consultant will not knowingly permit any of its employees, agents or representatives to hold themselves out as, or claim to be, officers or employees of the Client by reason of the Agreement. In the event that the Client is adjudicated to be a partner, joint venturer, co-Client or co-employer of or with the Consultant, the Consultant shall indemnify and hold harmless the Client from and against any and all claims for loss, liability or damages arising there from.

13.      Construction. In this Agreement, except as otherwise expressly provided, all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case require and the verb shall be read and construed as agreeing with the required word and pronoun.

14.      Headings. The division of this Agreement into paragraphs and the use of headings is for convenience of reference only and shall not modify or affect the interpretation or construction of this Agreement or any of its provisions.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

/s/ Ray A. Hawkins                       /s/ Phil Fox
-----------------------------------      ---------------------------------------
    RRUN Ventures Network Inc.               Phil Fox

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Schedule A

The Principal further engages the Consultant to continue the services being rendered to the Principal since July 22, 2002.  The parties agree to reaffirm the services being performed by you during the term of the agreement:
Generally, including but not limited to:
     o        Business Consulting
     o        Business Plan Development
     o        Acquisitions and;
     o        Deal negotiation services

Specifically, including but not limited to:
     o        Working specifically with the Company's Consulting Operations
              Director, Robert Fidler ("Fidler"), in the development of the business plan relating to the development of its Liquor Licensed
              Entertainment Establishments ("Bars") conceptualized by Fidler, throughout the United States, primarily the States of California and Florida.
     o        Working specifically with the Company's Consulting Operations
              Director Fidler in the development of the Bars slated for
              acquisition or development by Fidler, throughout the United States, primarily the States of California and Florida.
     o        Working specifically with the Company in the development of its
              Liquor Licensed Entertainment Establishments ("Bars") that are not specifically conceptualized by Fidler, throughout the United
              States, primarily the States of California and Florida.
     o        Scouting and evaluating of potential Bar, acquisitions
              developmental properties and locations
     o        Introduction to potential management and employees for the Company and its Bars
     o        Introduction and facilitation of quality suppliers and potential,
              Strategic Partnerships
     o        Researching the state of the Bar industry in California